SUB-ITEM 77Q1 (A)

Revised Appendix A to the By-Laws

Appendix A, dated March 29, 2018 to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated December 16, 2004, is contained in Post-Effective Amendment No. 110 to the Registration Statement of Massachusetts Investors Trust (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2018, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.